Exhibit 4.9

EXECUTION VERSION

THIRD LIEN SECURITY AGREEMENT

dated as of

May 7, 2015

among

DJO FINANCE LLC,

DJO FINANCE CORPORATION,

the other Subsidiaries of DJO FINANCE LLC from time to time party hereto,

as Grantors,

and

THE BANK OF NEW YORK MELLON

as Third Lien Agent

Reference is made to the Junior Lien Intercreditor Agreement, dated as of May 7, 2015, among Macquarie US Trading LLC, as Initial First Lien Agent, The Bank of New York Mellon, as Initial Second Lien Agent, The Bank of New York Mellon, as Initial Third Lien Agent, and DJO Finance LLC and certain of its affiliates (the “Junior Lien Intercreditor Agreement”) and the ABL Intercreditor Agreement, dated as of May 7, 2015, among Wells Fargo Bank, National Association, as ABL Agent, Macquarie US Trading LLC, as First Lien Agent, The Bank of New York Mellon, as Second Lien Agent, The Bank of New York Mellon, as Third Lien Agent, and DJO Finance LLC and certain of its affiliates (the “ABL Intercreditor Agreement” and, together with the Junior Lien Intercreditor Agreement, the “Intercreditor Agreements”). Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Intercreditor Agreements, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreements and (c) authorizes and instructs the Third Lien Agent on behalf of each Holder to enter into the Intercreditor Agreements as Third Lien Agent on behalf of such Holder. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreements to extend credit to the Company and the Guarantors and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Third Lien Agent pursuant to the Security Documents and the exercise of any right or remedy by the Third Lien Agent hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern.

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

Section 1.01.	Indenture	1
Section 1.02.	Other Defined Terms	1

ARTICLE II

Pledge of Securities

Section 2.01.	Pledge	5
Section 2.02.	Delivery of the Pledged Equity	6
Section 2.03.	Representations, Warranties and Covenants	7
Section 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	8
Section 2.05.	Registration in Nominee Name; Denominations	9
Section 2.06.	Voting Rights; Dividends and Interest	9

ARTICLE III

Security Interests in Personal Property

Section 3.01.	Security Interest	11
Section 3.02.	Representations and Warranties	13
Section 3.03.	Covenants	15
Section 3.04.	First Lien Security Documents and Second Lien Security Documents	17

ARTICLE IV

Remedies

Section 4.01.	Remedies Upon Default	17
Section 4.02.	Application of Proceeds	19
Section 4.03.	Grant of License to Use Intellectual Property	20

ARTICLE V

Subordination

Section 5.01.	Subordination	20

ARTICLE VI

Miscellaneous

Section 6.01.	Notices	21
Section 6.02.	Waivers; Amendment	21

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Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity and Pledged Debt
Schedule III	Commercial Tort Claims

Exhibits

Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Patent Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Copyright Security Agreement

-ii-

THIRD LIEN SECURITY AGREEMENT dated as of May 7, 2015, among DJO FINANCE LLC, a Delaware limited liability company (the “Company”), DJO FINANCE CORPORATION, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), certain subsidiaries of the Company (the Issuers and such subsidiaries being collectively referred to as the initial “Grantors”) and The Bank of New York Mellon, as Third Lien Agent for the Third Lien Secured Parties (in such capacity, the “Third Lien Agent”).

Reference is made to the Indenture dated as of May 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Guarantors party thereto from time to time and The Bank of New York Mellon, as Trustee and as Third Lien Agent.

WHEREAS, the Issuers have issued $298,436,000 aggregate principal amount of their 10.75% Third Lien Notes due 2020 pursuant to the Indenture (such Notes, and any Additional Notes issued pursuant thereto, the “Notes”);

WHEREAS, the initial Grantors are required to enter into this Agreement to secure the Notes on a third priority basis by the Term Loan Collateral (as defined in the Indenture) and on a fourth priority basis by the ABL Collateral (as defined in the Indenture);

WHEREAS, the Third Lien Secured Parties (as herein defined) have authorized and directed the Third Lien Agent to enter into this Agreement pursuant to which the initial Grantors will grant security interests in the Collateral for the benefit of the Third Lien Secured Parties,

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto intend to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Section 1.01. Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture. All terms defined in the UCC (as defined herein) and not defined in this Agreement or the Indenture have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means Wells Fargo Bank, National Association under the ABL Intercreditor Agreement.

“ABL Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” has the meaning assigned to that term on the cover page of this Agreement.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the UCC.

“Agreement” means this Third Lien Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“Credit Agreements” means together, the ABL Credit Agreement, dated as of May 7, 2015 (the “ABL Credit Agreement”), among the Company, a Delaware limited liability company, DJO Holdings, LLC, a Delaware limited liability company, certain subsidiaries of the Company, and the ABL Lenders (as defined therein), and the Credit Agreement, dated as of May 7, 2015 (the “First Lien Term Credit Agreement”) among the Company, a Delaware limited liability company, DJO Holdings LLC, a Delaware limited liability company, the guarantors party thereto from time to time, and the lenders party thereto.

“Discharge of ABL Obligations” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Discharge of First Lien Debt” has the meaning assigned to such term in the Junior Lien Intercreditor Agreement.

“Discharge of Second Lien Debt” has the meaning assigned to such term in the Junior Lien Intercreditor Agreement.

“Excluded Assets” has the meaning assigned to it in the Term Loan Credit Agreement as in effect on the Issue Date and also includes any assets excluded from the Collateral pursuant to Section 2.02(d) hereof.

“First Lien Agent” has the meaning assigned to it in the Junior Lien Intercreditor Agreement.

“First Lien Debt” has the meaning assigned to it in the Junior Lien Intercreditor Agreement.

“General Intangibles” has the meaning specified in Article 9 of the UCC.

“Grantor” means the Company, the Co-Issuer, each Guarantor that is a party hereto, including in each case their respective successors and assigns, and each Guarantor that becomes a party to this Agreement after the Issue Date.

“Indenture” has the meaning assigned to such term in the recitals to this Agreement.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, the intellectual property rights in software and databases and related documentation and all additions and improvements to the foregoing.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II, III, and IV respectively.

“Intercreditor Agreements” means the ABL Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

“Issuers” has the meaning assigned to such term in the first paragraph of this Agreement, including their respective successors and assigns.

“Junior Lien Intercreditor Agreement” has the meaning assigned to that term on the cover page of this Agreement.

“Laws” has the meaning assigned to it in the Term Loan Credit Agreement as in effect on the Issue Date.

“License” means any (i) Patent License, (ii) Trademark License, (iii) Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Material Adverse Effect” has the meaning assigned to it in the Term Loan Credit Agreement as in effect on the Issue Date.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters Patent of the United States or any other country in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States or any other country, including registrations, recordings and pending applications in the USPTO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” has the meaning assigned to it in the Term Loan Credit Agreement as in effect on the Issue Date.

“Pledged Certificated Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Second Lien Agent” has the meaning assigned to it in the Junior Lien Intercreditor Agreement.

“Second Lien Debt” has the meaning assigned to it in the Junior Lien Intercreditor Agreement.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Documents” has the meaning assigned to it in the Indenture.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Issue Date.

“Term Loan/Notes Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Third Lien Documents” means the Indenture and the Security Documents, including this Agreement.

“Third Lien Secured Obligations” means the Notes and the Obligations of the Issuers and the Guarantors under the Notes and the Indenture.

“Third Lien Secured Parties” means the Trustee, the Third Lien Agent and the Holders of the Notes from time to time.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names and other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any other country or State of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use of and symbolized thereby.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

Section 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Third Lien Secured Obligations, including the Guarantees, and subject to the terms of the Intercreditor Agreements, each of the Grantors hereby assigns and pledges to the Third Lien Agent, its successors and assigns, for the benefit of the Third Lien Secured Parties, and hereby grants to the Third Lien Agent, its successors and assigns, for the benefit of the Third Lien Secured Parties, a security interest in all of such Grantors’ right, title and interest in, to and under:

(i) all Equity Interests held by it, including those that are listed on Schedule II, and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include Excluded Assets;

(ii) (A) the debt securities owned by it, including those listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets;

(iii) all other property that may be delivered to and held by the Third Lien Agent pursuant to the terms of this Section 2.01;

(iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi) all Proceeds of any of the foregoing

(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Third Lien Agent, its successors and assigns, for the benefit of the Third Lien Secured Parties, forever, subject, however, to the Intercreditor Agreements and the terms, covenants and conditions hereinafter set forth.

Section 2.02. Delivery of the Pledged Equity.

(a) Prior to the Discharge of First Lien Debt, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) shall be delivered to the First Lien Agent as bailee and agent for and on behalf of the Third Lien Agent to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02. After the Discharge of First Lien Debt and so long as the Discharge of Second Lien Debt has not occurred, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) shall be delivered to the Second Lien Agent as bailee and agent for and on behalf of the Third Lien Agent to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02. Upon the Discharge of First Lien Debt and Discharge of Second Lien Debt, each Grantor agrees promptly to deliver or cause to be delivered to the Third Lien Agent, for the benefit of the Third Lien Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Prior to the Discharge of First Lien Debt, each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person pursuant to any obligation to be evidenced by a duly executed promissory note that is pledged and delivered to the First Lien Agent as bailee and agent for and on behalf of the Third Lien Agent. After the Discharge of First Lien Debt and so long as the Discharge of Second Lien Debt has not occurred, each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person pursuant to any obligation to be evidenced by a duly executed promissory note that is pledged and delivered to the Second Lien Agent as bailee and agent for and on behalf of the Third Lien Agent. Upon the Discharge of First Lien Debt and Discharge of Second Lien Debt, each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5,000,000 owed to such Grantor by any Person pursuant to any obligation to be evidenced by a duly executed promissory note that is pledged and delivered to the Third Lien Agent, for the benefit of the Third Lien Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Third Lien Agent, any Pledged Securities shall be accompanied by stock or note powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Third Lien Agent and by such other instruments and documents as shall be necessary to perfect such Third Lien Agent’s security interest in such Pledged Securities. Each delivery of Pledged Certificated Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) Notwithstanding clause (a), (b) and (c) above, the Collateral will not include Equity Interests or other securities of any direct or indirect Subsidiary of the Grantors to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) to file separate financial statements with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statement of any Subsidiary of the Company due to the fact that such Subsidiary’s Equity Interests and other securities secure the Notes and Permitted Additional Pari Passu Obligations, then the Equity Interests and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any Third Lien Secured Party, to the extent necessary to release the security interests in the Equity Interests and other securities that are so deemed to no longer constitute part of the Collateral.

Section 2.03. Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Third Lien Agent, for the benefit of the Third Lien Secured Parties, that:

(a) as of the date hereof, Schedule II includes all Equity Interests owned by such Grantor required to be pledged by such Grantor hereunder in order to satisfy Section 15.01 of the Indenture and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity owned by such Grantor and all Pledged Debt owned by such Grantor;

(b) the Pledged Equity and Pledged Debt issued by the Issuers or a Subsidiary have been duly and validly authorized and issued by the issuers thereof and, in the case of the Pledged Equity, are fully paid and nonassessable, and in the case of the Pledged Debt, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally;

(c) except for the security interests granted hereunder, such Grantor (i) is, subject to any transfers made in compliance with the Indenture, the direct owner, beneficially and of record, of the Pledged Equity and Pledged Debt indicated on Schedule II, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Security Documents and (B) Liens expressly permitted pursuant to Section 4.13 of the Indenture, and (iii) if requested by the Third Lien Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations (i) imposed or permitted by the Third Lien Documents or securities laws generally and (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Third Lien Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Third Lien Agent of rights and remedies hereunder;

(e) the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate, limited liability company or limited partnership, as applicable, powers and have been duly authorized by all necessary corporate action or other organizational action;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Grantors in favor of the Third Lien Agent for the benefit of the Third Lien Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given, or made or to be in full force and effect pursuant to the Indenture);

(g) by virtue of the execution and delivery by each Grantor of this Agreement, and delivery of the Pledged Certificated Securities in accordance with this Agreement and the Intercreditor Agreements and continued possession of such Pledged Certificated Securities by the First Lien Agent in the State of New York on behalf of the Third Lien Agent, the Third Lien Agent for the benefit of the Third Lien Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Security as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the UCC, subject only to Liens permitted by Section 4.13 of the Indenture; and

(h) the pledge effected hereby is effective to vest in the Third Lien Agent, for the benefit of the Third Lien Secured Parties, the rights of the Third Lien Agent in the Pledged Collateral to the extent intended hereby.

Subject to the terms of this Agreement and the Intercreditor Agreements, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Third Lien Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Indenture excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Third Lien Agent for the benefit of the Third Lien Secured Parties in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Third Lien Agent for the benefit of the Third Lien Secured Parties (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04. Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the First Lien Agent or Second Lien Agent or Third Lien Agent, as applicable, in accordance with Section 2.02. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the First Lien Agent or Second Lien Agent or Third Lien Agent as applicable, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Such Grantor hereby agrees that if any of the Pledged Collateral are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law, if necessary or, upon the reasonable request of the Third Lien Agent, desirable to perfect a security interest in such Pledged Collateral, cause such pledge to be recorded on the equity holder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Third Lien Agent the right to transfer such Pledged Collateral under the terms hereof.

Section 2.05. Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreements, if an Event of Default shall have occurred and be continuing and the Third Lien Agent shall have given the Issuers prior written notice of its intent to exercise such rights, (a) the Third Lien Agent, on behalf of the Third Lien Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Third Lien Agent (or its nominee) and each Grantor will promptly give to the Third Lien Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Grantor and (b) the Third Lien Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent not prohibited by the documentation governing such Pledged Securities and applicable Laws.

Section 2.06. Voting Rights; Dividends and Interest.

(a) Subject to the terms of the Intercreditor Agreements, unless and until an Event of Default shall have occurred and be continuing and the Third Lien Agent shall have provided prior notice to the Issuers that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof and each Grantor agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Indenture and the other Security Documents.

(ii) The Third Lien Agent shall promptly (after reasonable advance notice by such Grantor) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Security Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, and subject to the terms of the Intercreditor Agreements, shall be held in trust for the benefit of the Third Lien Agent and the Third Lien Secured Parties and shall be promptly (and in any event within 10 Business Days) delivered to the Third Lien Agent in the same form as so received (with any necessary endorsement reasonably requested by the Third Lien Agent). So long as no Default has occurred and is continuing, the Third Lien Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Indenture in accordance with this Section 2.06(a)(iii).

(b) Subject to the terms of the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, after the Third Lien Agent shall have notified the Issuers of the suspension of the Grantors’ rights under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Third Lien Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Third Lien Agent, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 10 days) delivered to the Third Lien Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Third Lien Agent). Any and all money and other property paid over to or received by the Third Lien Agent pursuant to the provisions of this paragraph (b) shall be retained by the Third Lien Agent in an account to be established by the Third Lien Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Company has delivered to the Third Lien Agent a certificate of a Responsible Officer of the Company to that effect, the Third Lien Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Subject to the terms of the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, after the Third Lien Agent shall have provided the Issuers with notice of the suspension of its rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Third Lien Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Third Lien Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by Holders representing a majority in aggregate principal amount of outstanding Notes, the Third Lien Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Issuers have delivered to the Third Lien Agent a certificate of a Responsible Officer of the Company to that effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that the Company would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Third Lien Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d) Any notice given by the Third Lien Agent to the Issuers under Section 2.05 or Section 2.06(i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Third Lien Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Third Lien Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

Section 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Third Lien Secured Obligations, including the Guarantees, subject to the terms of the Intercreditor Agreements, each Grantor hereby assigns and pledges to the Third Lien Agent, its successors and assigns, for the benefit of the Third Lien Secured Parties, and hereby grants to the Third Lien Agent, its successors and assigns, for the benefit of the Third Lien Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Goods;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all books and records pertaining to the Article 9 Collateral;

(xii) all Fixtures;

(xiii) all Letter-of-Credit Rights;

(xiv) all Intellectual Property;

(xv) all Commercial Tort Claims listed on Schedule III and on any supplement thereto received by the Third Lien Agent pursuant to Section 3.03(g); and

(xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets and the term “Article 9 Collateral” shall not include any Excluded Assets.

(b) In furtherance of Section 5.5(b) of the ABL Intercreditor Agreement and at all times prior to the Discharge of ABL Obligations, as security for the payment or performance, as the case may be, in full of the Third Lien Secured Obligations, each Grantor hereby grants to the ABL Agent, its successors and permitted assigns, for the benefit of the Third Lien Agent and the other Third Lien Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the Deposit Accounts and Securities Accounts constituting Collateral.

(c) Subject to the terms of the Intercreditor Agreements, each Grantor agrees that, in the event any Grantor, pursuant to any ABL Loan Document (as defined in the ABL Intercreditor Agreement), takes any action to grant or perfect a Lien in favor of the ABL Agent in any assets, such Grantor shall also take such action to grant or perfect a Lien (subject to the ABL Intercreditor Agreement and other than the granting of “control” (as defined in the UCC) over any Deposit Accounts or Securities Accounts ) in favor of the Third Lien Agent to secure the Third Lien Secured Obligations without request of the Third Lien Agent, including with respect to any property and real property in which the ABL Agent directs a Grantor to grant or perfect a Lien or take such other action under any ABL Loan Document.

(d) Subject to Section 3.01(g), each Grantor hereby irrevocably authorizes the Third Lien Agent for the benefit of the Third Lien Secured Parties (but the Third Lien Agent shall be under no obligation to do so) at any time and from time to time to file in any relevant jurisdiction, in the event such Grantor fails to do in the first instance, any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Third Lien Agent promptly upon any reasonable request.

(e) The Security Interest is granted as security only and shall not subject the Third Lien Agent or any other Third Lien Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(f) The Third Lien Agent is authorized (but the Third Lien Agent shall be under no obligation to do so) to file with the USPTO or the USCO (or any successor office) in the event such Grantor fails to do so in the first instance, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property of each Grantor in which a security interest has been granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantor as debtors and the Third Lien Agent as secured party. No Grantor shall be required to complete any filings or other action with respect to the perfection of the Security Interests created hereby in any Intellectual Property subsisting in any jurisdiction outside of the United States.

(g) Notwithstanding anything to the contrary in the Security Documents, none of the Grantors shall be required, nor is the Third Lien Agent authorized, (i) to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s), and filings in the applicable real estate records with respect to any fixtures relating to Mortgaged Properties (as defined in the Credit Agreements), (B) filings in United States government offices with respect to Intellectual Property of the Grantors as expressly required elsewhere herein, (C) delivery to the Third Lien Agent to be held in its possession of all Collateral consisting of Instruments and certificated Pledged Equity as expressly required elsewhere herein or (D) other methods expressly provided herein, (ii) to enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account, commodities accounts or any other Collateral that requires perfection by “control,” other than with respect to (x) uncertificated securities to the extent provided in Section 2.04 (y) any such account to the extent (and for so long as) control agreements are provided to the ABL Credit Agreement (or any refinancing thereof) with respect to the ABL Priority Collateral and (z) any Account that constitutes Term Loan/Notes Priority Collateral, (iii) to take any action (other than the actions listed in clauses (i)(A) and (C) above) with respect to any assets located outside of the United States, (iv) to perfect in any assets subject to a certificate of title statute, tort claims or letter of credit rights, (v) to deliver any Equity Interests in Immaterial Subsidiaries and in any Person other than the Borrower or of any Restricted Subsidiaries or (vi) to deliver any notes or other evidence of Indebtedness in amounts less than $5,000,000.

Section 3.02. Representations and Warranties. Each Grantor jointly and severally represents and warrants, as to itself and the other Grantors, to the Third Lien Agent and the Third Lien Secured Parties that:

(a) Each Grantor has good and valid rights in and title (except as otherwise permitted by the Security Documents) to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Third Lien Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and those consents or approvals, the failure of which to be obtained or to be made could not reasonably be expected to have a Material Adverse Effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (except the information therein with respect to the exact legal name of each Grantor shall be correct and complete in all respects) as of the Closing Date. Subject to Section 3.01(g), the UCC financing statements or other appropriate filings, recordings or registrations prepared by Grantors (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Third Lien Agent (for the benefit of the Third Lien Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements.

(c) Each Grantor represents and warrants that (i) short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States registered Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending), respectively (other than, in each case, any Excluded Assets), have been executed by the applicable Grantor owning any such Article 9 Collateral and will be recorded by the Grantors with the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, (for the benefit of the Third Lien Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights and (ii) to the extent a security interest may be perfected by filing, recording or registration in the USPTO or USCO under the Federal intellectual property laws, then the recording of such Intellectual Property Security Agreements with the USPTO and the USCO will be sufficient to protect the validity of and establish a legal, valid and perfected security interest in favor of the Third Lien Agent, for the benefit of the Third Lien Secured Parties, in all such Article 9 Collateral and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed by any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Third Lien Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) subject to the filings described in Section 3.02(c), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of an Intellectual Property Security Agreement with the USPTO and the USCO, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Liens expressly permitted pursuant to Section 4.13 of the Indenture.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 4.13 of the Indenture. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 4.13 of the Indenture and assignments permitted by the Indenture.

(f) As of the date hereof, no Grantor has any Commercial Tort Claim in excess of $5,000,000, other than the Commercial Tort Claims listed on Schedule III.

Section 3.03. Covenants.

(a) The Issuers agree to notify the Third Lien Agent in writing (in the form of an Officer’s Certificate from a Responsible Officer of the Issuers) promptly, but in any event within 60 days after any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor, (iii) the jurisdiction of organization of any Grantor or (iv) the organizational identification number of such Grantor, if any. Each Grantor agrees to promptly provide the Third Lien Agent, the certified Organizational Documents reflecting any of the changes in the preceding sentence.

(b) Subject to the Intercreditor Agreements, Section 3.01(g) and Section 3.03(f)(iv), each Grantor shall, at its own expense, upon the reasonable request of the Third Lien Agent, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Third Lien Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 4.13 of the Indenture; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Grantor to be desirable in the conduct of its business and (y) permitted by the Indenture.

(c) Subject to the Intercreditor Agreements and Section 3.01(g), each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Third Lien Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5,000,000 shall be or become evidenced by any promissory note, other instrument or debt security, such note, instrument or debt security shall be promptly (and in any event within 60 days of its acquisition) pledged and delivered to the Third Lien Agent (or with respect to any ABL Priority Collateral, prior to the Discharge of ABL Obligations, the ABL Agent as bailee for the Third Lien Agent pursuant to the ABL Intercreditor Agreement or after Discharge of ABL Obligations but prior to Discharge of First Lien Debt, the First Lien Agent as bailee for the Third Lien Agent pursuant to the Intercreditor Agreements or after Discharge of ABL Obligations and Discharge of First Lien Debt but prior to Discharge of Second Lien Debt, the Second Lien Agent as bailee for the Third Lien Agent pursuant to the Intercreditor Agreements), for the benefit of the Third Lien Secured Parties, duly endorsed in a manner reasonably satisfactory to the Third Lien Agent.

(d) At its option, the Third Lien Agent may (but shall be under no obligation to do so) discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.13 of the Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or any other Security Document and within a reasonable period of time after the Third Lien Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Third Lien Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Third Lien Agent pursuant to the foregoing authorization; provided, however, the Grantors shall not be obligated to reimburse the Third Lien Agent with respect to any Intellectual Property that any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Third Lien Agent or any Third Lien Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Security Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which is in excess of $5,000,000 to secure payment and performance of an Account, such Grantor shall, subject to the Intercreditor Agreements, promptly (but in any event within 60 days after such action by such Grantor) assign such security interest to the Third Lien Agent for the benefit of the Secured Parties; provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Intellectual Property Covenants.

(i) Other than to the extent not prohibited herein or in the Indenture or with respect to registrations and applications no longer used or useful, except to the extent failure to act would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other Governmental Authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application now or hereafter included in the Intellectual Property of such Grantor that are not Excluded Assets.

(ii) Other than to the extent not prohibited herein or in the Indenture, or with respect to registrations and applications no longer used or useful, or except as would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property, excluding Excluded Assets, may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii) Other than as excluded or as not prohibited herein or in the Indenture, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the applicable Grantor’s business operations or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv) Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Security Document prevents or shall be deemed to prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(v) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property constituting Article 9 Collateral after the Closing Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.

(vi) Within the same delivery period as required for the delivery of the annual Compliance Certificate required to be delivered under Section 4.04 of the Indenture, the Issuers shall (i) provide a list of any Intellectual Property constituting Article 9 Collateral of all Grantors not previously disclosed to the Third Lien Agent, including such information as is necessary for such Grantor to make appropriate filings in the USPTO and USCO and (ii) execute and file with the USPTO and USCO, as applicable, an Intellectual Property Security Agreement to record the grant of the security interest hereunder in such Intellectual Property. As soon as practicable upon each such filing and recording, such Grantor shall deliver to the Third Lien Agent true and correct copies of the relevant documents, instruments and receipts evidencing such filing and recording.

(g) Commercial Tort Claims. If the Grantors shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed $5,000,000 for which this clause has not been satisfied and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within 60 days after the end of the fiscal quarter in which such complaint was filed notify the Third Lien Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Third Lien Agent, for the benefit of the Third Lien Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(h) Grantors Remain Liable. Each Grantor (rather than the Third Lien Agent or any Third Lien Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Third Lien Agent and the Third Lien Secured Parties from and against any and all liability for such performance.

Section 3.04. First Lien Security Documents and Second Lien Security Documents. In the event any Grantor shall create any additional security interest upon any property or assets to secure any Priority Lien Obligations, it shall concurrently grant a security interest to the Third Lien Agent for the benefit of the Third Lien Secured Parties upon such property as security for the Third Lien Secured Obligations. In the event any Grantor shall undertake any actions to perfect or protect any liens on any assets pledged in connection with either Credit Agreement or any other Priority Lien Obligations, such Grantor shall also at the same time undertake such actions with respect to the Collateral for the benefit of the Third Lien Agent without request by the Third Lien Agent.

ARTICLE IV

Remedies

Section 4.01. Remedies Upon Default. Subject to the terms of the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Third Lien Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Third Lien Secured Obligations, including the Guarantees, under the UCC or other applicable Law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Third Lien Agent, promptly assemble all or part of the Collateral as directed by the Third Lien Agent and make it available to the Third Lien Agent at a place and time to be designated by the Third Lien Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased (it being acknowledged and agreed that the Grantors are not required to obtain any waiver or consent from any owner of such leased premises in connection with such occupancy or attempted occupancy) by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under Law, without obligation to such Grantor in respect of such occupation; provided that the Third Lien Agent shall provide the applicable Grantor with reasonable prior notice thereof which in any event shall be at least 10 days prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Third Lien Agent shall provide the applicable Grantor with reasonable notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Third Lien Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Third Lien Agent shall deem appropriate. The Third Lien Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Third Lien Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted.

The Third Lien Agent shall give the applicable Grantors at least 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Third Lien Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Third Lien Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Third Lien Agent may (in its sole and absolute discretion) determine. The Third Lien Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Third Lien Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Third Lien Agent until the sale price is paid by the purchaser or purchasers thereof, but the Third Lien Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Third Lien Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Third Lien Secured Party from any Grantor as a credit against the purchase price, and such Third Lien Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Third Lien Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Third Lien Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Third Lien Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Third Lien Agent may proceed by a suit or suits at Law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Third Lien Agent (and all officers, employees or agents designated by the Third Lien Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default (provided that the Third Lien Agent shall provide the applicable Grantor with notice thereof prior to, to the extent reasonably practicable, or otherwise promptly after, exercising such rights), for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies if insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining policies of insurance or to pay any premium in whole or in part relating thereto. All sums disbursed by the Third Lien Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Third Lien Agent and shall be additional Third Lien Secured Obligations secured hereby.

Section 4.02. Application of Proceeds. Subject to the Intercreditor Agreements, the Third Lien Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash as follows:

(i) First, to amounts owing to the Third Lien Agent in its capacity as such in accordance with the terms of the Security Documents;

(ii) Second, to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture;

(iii) Third, ratably to amounts owing to the holders of Third Lien Secured Obligations in accordance with the terms of the Indenture; and

(iv) Last, to the relevant Grantor, as applicable, their successors or assigns or as a court of competent jurisdiction may otherwise direct.

The Third Lien Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Third Lien Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Third Lien Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Third Lien Agent or such officer or be answerable in any way for the misapplication thereof.

The Third Lien Agent shall have no liability to any of the Third Lien Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Third Lien Secured Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Third Lien Secured Party in any information so supplied. All distributions made by the Third Lien Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error).

Section 4.03. Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Third Lien Agent to exercise rights and remedies under this Agreement at such time as the Third Lien Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Third Lien Agent a non-exclusive, royalty-free, limited license (until the waiver or cure of all Events of Default and the delivery by the Issuers to the Third Lien Agent of an Officer’s Certificate of a Responsible Officer of the Issuers to that effect) for cash, upon credit or for future delivery as the Third Lien Agent shall deem appropriate to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Third Lien Agent to use such licenses, sublicenses and other rights, and (to the extent permitted by the terms of such licenses and sublicenses) all licenses and sublicenses granted thereunder, shall expire immediately upon the waiver or cure of all Events of Default and the delivery by the Issuers to the Third Lien Agent of an Officer’s Certificate of a Responsible Officer of the Issuers to that effect and shall be exercised by the Third Lien Agent solely during the continuance of an Event of Default and upon no less than 10 days’ prior written notice to the applicable Grantor, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Indenture, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that any such license and any such license granted by the Third Lien Agent to a third party shall include reasonable and customary terms and conditions necessary to preserve the existence, validity and value of the affected Intellectual Property, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to Patents, copyright notices and restrictions on decompilation and reverse engineering of copyrighted software (it being understood and agreed that, without limiting any other rights and remedies of the Third Lien Agent under this Agreement, any other Security Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Third Lien Agent rights in and to such Intellectual Property above and beyond (x) the rights to such Intellectual Property that each Grantor has reserved for itself and (y) in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property hereunder). For the avoidance of doubt, the use of such license by the Third Lien Agent may be exercised, at the option of the Third Lien Agent, only during the continuation of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Third Lien Agent may also exercise the rights afforded under Section 4.01 of this Agreement with respect to Intellectual Property contained in the Article 9 Collateral.

ARTICLE V

Subordination

Section 5.01. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors to indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the payment in full in cash of the Third Lien Secured Obligations. No failure on the part of the Issuers or any Grantor to make the payments required under applicable Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Third Lien Agent, all Indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full in cash of the Third Lien Secured Obligations.

ARTICLE VI

Miscellaneous

Section 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 14.02 of the Indenture. All communications and notices hereunder to the Issuers or any other Grantor shall be given to it in care of the Issuers as provided in Section 14.02 of the Indenture.

Section 6.02. Waivers; Amendment.

(a) No failure or delay by any Third Lien Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Third Lien Secured Parties herein provided, and provided under each other Security Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Third Lien Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required pursuant to Article 9 of the Indenture.

Section 6.03. Third Lien Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Third Lien Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith to the same extent as the Trustee is reimbursed and indemnified under Section 7.07 of the Indenture.

(b) Any such amounts payable as provided hereunder shall be additional Third Lien Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Security Document, the consummation of the transactions contemplated hereby, the repayment of any of the Third Lien Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Security Document, or any investigation made by or on behalf of the Third Lien Agent or any other Third Lien Secured Party. All amounts due under this Section 6.03 shall be payable within 30 days of written demand therefor.

Section 6.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Security Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Third Lien Secured Parties and shall survive the execution and delivery of the Security Documents and the issuance of any Notes, regardless of any investigation made by any Third Lien Secured Party or on its behalf and notwithstanding that any Third Lien Secured Party may have had notice or knowledge of any Default and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.11 below.

Section 6.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Third Lien Agent and a counterpart hereof shall have been executed on behalf of the Third Lien Agent, and thereafter shall be binding upon such Grantor and the Third Lien Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Third Lien Agent and the other Third Lien Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08. Governing Law; Jurisdiction; Venue; Consent to Service of Process; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and an appellate court from any thereof, in any action or proceeding arising out of our relating to this Agreement or any other Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Security Document shall affect any right that the Trustee, the Third Lien Agent or any Third Lien Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Security Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may not or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Security Document in any court referred to in paragraph (b) of this Section 6.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Security Document will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.08.

Section 6.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.10. Security Interest Absolute. To the extent permitted by Law, all rights of the Third Lien Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Security Document, any agreement with respect to any of the Third Lien Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Third Lien Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Security Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Third Lien Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 6.11, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Third Lien Secured Obligations or this Agreement.

Section 6.11. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Third Lien Secured Obligations and any Liens arising therefrom shall be automatically released upon payment in full of all Third Lien Secured Obligations (other than contingent obligations not yet accrued and payable).

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released on the terms and subject to the conditions contained in Section 15.02 of the Indenture.

(c) [RESERVED]

(d) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 6.11, the Third Lien Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents (in form and substance reasonably satisfactory to the Third Lien Agent) that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of Pledge Certificated Securities then in the Third Lien Agent’s possession. Any execution and delivery of documents pursuant to this Section 6.11 shall be without recourse to, representation or warranty by the Third Lien Agent.

Section 6.12. Additional Grantors. Pursuant to the Indenture, certain additional Restricted Subsidiaries of the Issuers may be required to enter into this Agreement as Grantors. Upon execution and delivery by a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.13. Third Lien Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Third Lien Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Third Lien Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Third Lien Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Third Lien Agent to the applicable Grantor of the Third Lien Agent’s intent to exercise such rights, with full power of substitution either in the Third Lien Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Third Lien Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Third Lien Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Third Lien Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Third Lien Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Third Lien Agent and the other Third Lien Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, or willful misconduct or that of any of their

Affiliates, directors, officers or employees, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 6.14. General Authority of the Third Lien Agent. By acceptance of the benefits of this Agreement and any other Security Documents, each Third Lien Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Third Lien Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Third Lien Agent shall have the authority to act as the exclusive agent of such Third Lien Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (d) to agree to be bound by the terms of this Agreement and any other Security Documents.

Section 6.15. Reasonable Care. The Third Lien Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Third Lien Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Third Lien Agent accords its own property.

Section 6.16. Delegation; Limitation. The Third Lien Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

Section 6.17. Reinstatement. The obligations of the Grantors under this Security Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuers in respect of the Third Lien Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Third Lien Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 6.18. Miscellaneous. The Third Lien Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Third Lien Agent shall have received a written notice of Event of Default or a written notice from the Grantor or the Secured Parties to the Third Lien Agent in its capacity as Third Lien Agent indicating that an Event of Default has occurred.

Section 6.19. Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Third Lien Agent, for the benefit of the Third Lien Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Third Lien Agent and the other Third Lien Secured Parties are subject to the provisions of the Intercreditor Agreements. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreements and this Agreement, the provisions of the Intercreditor Agreements shall control. Notwithstanding any provision to the contrary contained herein, prior to the Discharge of ABL Obligations, any requirement hereunder to deliver any Collateral that constitutes ABL Priority Collateral to the Third Lien Agent shall be deemed satisfied by delivery of such ABL Priority Collateral to the ABL Collateral Agent as bailee for the Third Lien Agent pursuant to the ABL Intercreditor Agreement.

Section 6.20. Relationship to Indenture. The parties hereto hereby agree that the Third Lien Agent shall be entitled to all of the rights, protections, privileges, indemnities and immunities afforded to it and the Trustee under the Indenture in connection with its execution of this Agreement and performance of its obligations hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DJO FINANCE LLC

By:
Name:
Title:

DJO FINANCE CORPORATION

By:
Name:
Title:

DJO, LLC DJO CONSUMER, LLC EMPI, INC. ELASTIC THERAPY, LLC ENCORE MEDICAL ASSET CORPORATION ENCORE MEDICAL GP, LLC ENCORE MEDICAL PARTNERS, LLC RIKCO INTERNATIONAL, LLC

By
Name:
Title:

ENCORE MEDICAL L.P.

By	Encore Medical GP, LLC

Name:
Title:

[Signature Page to Third Lien Security Agreement]

THE BANK OF NEW YORK MELLON, as Third Lien Agent

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to Third Lien Security Agreement]

Schedule I

to the Security Agreement

SUBSIDIARY PARTIES

DJO FINANCE CORPORATION

DJO, LLC

DJO CONSUMER, LLC

ENCORE MEDICAL PARTNERS, LLC

ENCORE MEDICAL GP, LLC

EMPI, INC.

ENCORE MEDICAL ASSET CORPORATION

ELASTIC THERAPY, LLC

RIKCO INTERNATIONAL, LLC

ENCORE MEDICAL, L.P.

Exhibit I to the

Security Agreement

SUPPLEMENT NO.      dated as of [●] (the “Supplement”), to the Security Agreement (the “Security Agreement”), dated as of May 7, 2015, among the Grantors identified therein and THE BANK OF NEW YORK MELLON, as Third Lien Agent.

A. Reference is made to the Third Lien Notes Indenture dated as of May 7, 2015 (as amended, restated supplemented or otherwise modified from time to time, the “Indenture”) among the Issuers, the other Guarantors party thereto from time to time and The Bank of New York Mellon, as Trustee and as Third Lien Agent (the “Third Lien Agent”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement.

C. Section 6.12 of the Security Agreement provides that additional Restricted Subsidiaries of the Issuers may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Security Agreement.

Accordingly, the Third Lien Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.12 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Third Lien Secured Obligations, does hereby create and grant to the Third Lien Agent, its successors and assigns, for the benefit of the Third Lien Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Third Lien Agent and the other Third Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by debtor relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Third Lien Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information required by Sections 2.02 and 3.02(f) of the Security Agreement with respect to Schedules II and III, respectively, to the Security Agreement ap-

plicable to it, (b) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office and (c) Schedule II attached hereto sets forth, as of the date hereof, (i) all of the New Grantor’s Patents constituting Article 9 Collateral, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Grantor, (ii) all of the New Grantor’s Trademarks constituting Article 9 Collateral, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Grantor, and (iii) all of the New Grantor’s Copyrights constituting Article 9 Collateral, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Grantor agrees to reimburse the Third Lien Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Third Lien Agent.

[Signature pages follow.]

IN WITNESS WHEREOF, the New Grantor and the Third Lien Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

Legal Name:

Schedule I

to the Supplement No      to the

Security Agreement

PLEDGED EQUITY AND PLEDGED DEBT

1.	Pledged Equity:

Current Legal Entities Owned	Record Owner	Certificate No. (to the extent certificated)	No. Shares

2.	Pledged Debt:

[List]

Schedule I

to the Supplement No      to the

Security Agreement

[COMMERCIAL TORT CLAIMS]

[List]

Exhibit II to the

Security Agreement

FORM OF

PATENT SECURITY AGREEMENT (SHORT FORM)

PATENT SECURITY AGREEMENT dated as of [                    ], by [    ] and [                    ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of THE BANK OF NEW YORK MELLON, in its capacity as collateral agent for the Secured Parties under the Indenture referred to below (in such capacity, the “Third Lien Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to (a) the Security Agreement dated as of May 7, 2015 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors and Third Lien Agent and (b) the Indenture dated as of May 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the other Guarantors party thereto from time to time, The Bank of New York Mellon, as Trustee and as Third Lien Agent.

NOW, THEREFORE, the Grantors hereby agree with the Third Lien Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Grantor hereby pledges and grants to the Third Lien Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral (excluding any Excluded Assets) of such Grantor:

(a) all Patents of such Grantor listed on Schedule I attached hereto.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Third Lien Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Third Lien Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with Section 6.11 thereof, the Third Lien Agent shall, at the expense of such Grantor, execute, acknowledge, and deliver to the Grantors an instrument (in form and substance reasonably satisfactory to the Third Lien Agent) reasonably requested by such Grantor in writing in recordable form releasing the lien on and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Governing Law; Jurisdiction; Venue; Consent to Service of Process; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and an appellate court from any thereof, in any action or proceeding arising out of our relating to this Agreement or any other Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Security Document shall affect any right that the Trustee, the Third Lien Agent or any Third Lien Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Security Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may not or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Security Document in any court referred to in paragraph (b) of this Section 5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01 of the Security Agreement. Nothing in this Agreement or any other Security Document will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

SECTION 6. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed signature page to this Patent Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Patent Security Agreement.

SECTION 7. Intercreditor Agreements. Reference is made to the ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Third Lien Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Third Lien Agent and the other Third Lien Secured Parties are subject to the provi-

sions of the Intercreditor Agreements. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreements and this Agreement, the provisions of the Intercreditor Agreements shall control.

SECTION 8. Relationship to Indenture. The parties hereto hereby agree that the Third Lien Agent shall be entitled to all of the rights, protections, privileges, indemnities and immunities afforded to it and the Trustee under the Indenture in connection with its execution of this Agreement and performance of its obligations hereunder.

[Signature pages follow.]

[GRANTOR]

By:
Name
Title

THE BANK OF NEW YORK MELLON, as Third Lien Agent

By:
Name:
Title:

Schedule I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

[See Attached]

Exhibit III to the

Security Agreement

FORM OF

TRADEMARK SECURITY AGREEMENT (SHORT FORM)

TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT dated as of [                    ], by [    ] and [                    ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of THE BANK OF NEW YORK MELLON, in its capacity as collateral agent for the Secured Parties under the Indenture (in such capacity, the “Third Lien Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to (a) the Security Agreement dated as of May 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors and Third Lien Agent and (b) the Indenture dated as of May 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the other Guarantors party thereto from time to time, The Bank of New York Mellon, as Trustee and as Third Lien Agent.

NOW, THEREFORE, the Grantors hereby agree with the Third Lien Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Grantor hereby pledges and grants to the Third Lien Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral (excluding any Excluded Assets) of such Grantor:

(a) all registered Trademarks and Trademarks with respect to which registration applications are pending of such Grantor listed on Schedule I attached hereto.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Third Lien Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Third Lien Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with Section 6.11 thereof, the Third Lien Agent shall, at the expense of such Grantor, execute, acknowledge, and deliver to the Grantors an instrument (in form and substance reasonably satisfactory to the Third Lien Agent) reasonably requested by such Grantor in writing in recordable form releasing the lien on and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Governing Law; Jurisdiction; Venue; Consent to Service of Process; Waiver of Jury Trial.

III-1

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and an appellate court from any thereof, in any action or proceeding arising out of our relating to this Agreement or any other Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Security Document shall affect any right that the Trustee, the Third Lien Agent or any Third Lien Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Security Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may not or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Security Document in any court referred to in paragraph (b) of this Section 5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01 of the Security Agreement. Nothing in this Agreement or any other Security Document will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

SECTION 6. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts. Delivery of an executed signature page to this Trademark Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Trademark Security Agreement.

III-2

SECTION 7. Intercreditor Agreements. Reference is made to the ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Third Lien Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Third Lien Agent and the other Third Lien Secured Parties are subject to the provisions of the Intercreditor Agreements. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreements and this Agreement, the provisions of the Intercreditor Agreements shall control.

SECTION 8. Relationship to Indenture. The parties hereto hereby agree that the Third Lien Agent shall be entitled to all of the rights, protections, privileges, indemnities and immunities afforded to it and the Trustee under the Indenture in connection with its execution of this Agreement and performance of its obligations hereunder.

[Signature pages follow.]

III-3

[GRANTOR]

By:
Name
Title

III-4

THE BANK OF NEW YORK MELLON, as Third Lien Agent

By:
Name
Title

III-5

Schedule I

Trademark Registrations and Use Applications

[See Attached]

Exhibit IV to the

Security Agreement

FORM OF

COPYRIGHT SECURITY AGREEMENT (SHORT FORM)

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT dated as of [                    ], by [    ] and [                    ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of THE BANK OF NEW YORK MELLON, in its capacity as collateral agent for the Secured Parties under the Indenture (in such capacity, the “Third Lien Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to (a) the Security Agreement dated as of May 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors and Third Lien Agent and (b) the Indenture dated as of May 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Guarantors party thereto from time to time, The Bank of New York Mellon, as Trustee and as Third Lien Agent.

NOW, THEREFORE, the Grantors hereby agree with the Third Lien Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Grantor hereby pledges and grants to the Third Lien Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral (excluding any Excluded Assets) of such Grantor:

(a) registered Copyrights of such Grantor listed on Schedule I attached hereto.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Third Lien Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Third Lien Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Third Lien Agent shall otherwise determine.

SECTION 4. Termination. Upon termination of the Security Agreement in accordance with Section 6.11 thereof, the Third Lien Agent shall, at the expense of such Grantor, execute, acknowledge, and deliver to the Grantors an instrument (in form and substance reasonably satisfactory to the Third Lien Agent) reasonably requested by such Grantor in writing in recordable form releasing the lien on and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Governing Law; Jurisdiction; Venue; Consent to Service of Process; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and an appellate court from any thereof, in any action or proceeding arising out of our relating to this Agreement or any other Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Security Document shall affect any right that the Trustee, the Third Lien Agent or any Third Lien Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Security Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may not or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Security Document in any court referred to in paragraph (b) of this Section 5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01 of the Security Agreement. Nothing in this Agreement or any other Security Document will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

SECTION 6. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts. Delivery of an executed signature page to this Copyright Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Copyright Security Agreement.

SECTION 7. Intercreditor Agreements. Reference is made to the ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Third Lien Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Third Lien Agent and the other Third Lien Secured Parties are subject to the provisions of the Intercreditor Agreements. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreements and this Agreement, the provisions of the Intercreditor Agreements shall control.

SECTION 8. Relationship to Indenture. The parties hereto hereby agree that the Third Lien Agent shall be entitled to all of the rights, protections, privileges, indemnities and immunities afforded to it and the Trustee under the Indenture in connection with its execution of this Agreement and performance of its obligations hereunder.

[Signature pages follow.]

[GRANTOR]

By:
Name
Title

THE BANK OF NEW YORK MELLON, as Third Lien Agent

By:
Name
Title

Schedule I

Copyright Registrations

[See Attached]